Exhibit 99.6

Seneca-Cayuga Bancorp, Inc.

60 Fall Street

Seneca Falls, NY 13148

(315) 568-1175

Stock Order and Certification Form

Deadline: The Subscription Offering ends at 12:00 p.m., New York Time, on June xx, 2006. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any of our branch offices or in the post office box on the stock order return envelope, by the deadline, or it will be considered void. Faxes or copies of this form may not be accepted. Seneca-Cayuga Bancorp, Inc. reserves the right to accept or reject improper order forms.

(1)		Number of Shares		Price Per Share	(2) Total Amount Due	(6)	☐	Check here if you are a director, officer, employee or incorporator of Seneca Falls Savings Bank or a member of such person’s immediate family (same household).
			X	$ 10.00 =		$(7)	☐	NASD Affiliation - see description on reverse side of this form.
The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 20,000 shares ($200,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 30,000 shares ($300,000).
Method of Payment						(8)	☐	Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the two dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Seneca Falls Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan.
(3)	☐	Enclosed is a check, bank draft or money order payable to Seneca-Cayuga Bancorp, Inc. for $ ______________.
(4)	☐	I authorize Seneca Falls Savings Bank to make withdrawals from my certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:
Account Number(s)				Amount(s)

		Total Withdrawal
There is NO penalty for early withdrawal.
(5)	Purchaser Information (check one)						Additional Qualifying Accounts

  a.  ☐ Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Seneca Falls Savings Bank as of December 31, 2004. Enter information in Section 8 for all deposit accounts that you had at Seneca Falls Savings Bank on December 31, 2004.

  b.  ☐ Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Seneca Falls Savings Bank as of March 31, 2006 but not an Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Seneca Falls Savings Bank on March 31, 2006.

  c.  ☐ Other Depositors – Check here if you were a depositor with at least $50 on deposit with Seneca Falls Savings Bank as of April 28, 2006 but not an Eligible Account Holder or Supplemental Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Seneca Falls Savings Bank on April 28, 2006.

  d.  ☐ Local Community – Natural persons residing in Seneca or Cayuga Counties, New York.

  e.  ☐ General Public

Account Title (Names on Accounts)	Account Number
Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)

(9)	Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)
	☐ Individual	☐ Uniform Transfer to Minors Act	☐ Partnership
	☐ Joint Tenants	☐ Uniform Gift to Minors Act	☐ Individual Retirement Account
	☐ Tenants in Common	☐ Corporation	☐ Fiduciary/Trust (Under Agreement Dated )

Name				Social Security or Tax I.D.

Name				Social Security or Tax I.D.

Mailing Address				Daytime Telephone

City	State	Zip Code	County	Evening Telephone

Acknowledgment By signing below, I acknowledge receipt of the prospectus dated May,          2006 and understand I may not change or revoke my order once it is received by Seneca-Cayuga Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Seneca-Cayuga Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your taxreturn. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Stock Issuance Plan as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date	Office Use Only Check #
Signature	Date	Date Rec’d / Ck. Amt.
Batch # - Order # Category

Seneca-Cayuga Bancorp, Inc.

Item (7) continued - NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)	Item (8) continued; Purchaser Information

Check the box if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person associated with an NASD member, a member of the immediate family of any
such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD
member or person associated with an NASD member has a
beneficial interest. You agree, if you have checked the NASD affiliation box to report this subscription in writing to the applicable NASD member within one day of the payment
therefor.

	Account Title (Names on Accounts)	Account Number

CERTIFICATION FORM

(This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY SENECA FALLS SAVINGS BANK, SENECA FALLS SAVINGS BANK, MHC, OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director,                     , at (xxx) xxx-xxxx.

I further certify that, before purchasing the common stock of Seneca-Cayuga Bancorp, Inc., I received a copy of the prospectus dated May xx, 2006, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page 19 of the prospectus:

1.	Future changes in interest rates could reduce our profits.

2.	Slow growth in our market area has and may continue to adversely affect our operations.

3.	Our recent operating results have been below our expectations and may continue to lag as we implement our business plan.

4.	We may not be successful in expanding our insurance agency operations.

5.	If economic conditions deteriorate, our results of operations and financial condition could be adversely affected as borrowers ability to repay loans declines and the value of the collateral securing our loans decreases.

6.	Strong competition within our market area may limit our growth and profitability.

7.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

8.	The offering price of our common stock does not reflect the value the shares may have in the after market. Consequently, the trading price of the common stock may be less than $10.00 per share.

9.	We will incur additional operating expenses in order to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

10.	There may be a limited trading market in our common stock, which may hinder your ability to sell our common stock and may lower the market price of the stock.

11.	Our stock-based incentive and benefit plans will increase our costs, which will reduce our income.

12.	The implementation of stock-based benefit plans may dilute your ownership interest.

13.	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively use such proceeds could reduce our profits.

14.	Persons who purchase stock in the offering will own a minority of the common stock of Seneca-Cayuga Bancorp, Inc. and will not be able to exercise voting control over most matters put to a vote of stockholders.

15.	Our stock price may be negatively affected by Federal regulations restricting takeovers and our mutual holding company structure.

16.	The corporate governance provisions in our charter and bylaws may prevent or impede the holders of a minority of our common stock from obtaining representation on our Board of Directors.

Signature	Date	Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

Seneca-Cayuga Bancorp, Inc.

Stock Order Form Instructions

All subscription orders are subject to the provisions of the Stock Issuance Plan.

Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is $250 or 25 shares of common stock. The maximum individual purchase is $200,000 or 20,000 shares of common stock. The maximum purchase for any person or persons acting in concert is $300,000 or 30,000 shares of common stock. For additional information and limits, see “The Stock Offering - Limitations on Purchase of Shares” in the prospectus.

Item 3 - Payment for shares may be made by check or money order payable to Seneca-Cayuga Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at our passbook savings rate until the stock offering is completed.

Item 4 - To pay by withdrawal from a savings account or certificate of deposit at Seneca Falls Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box at the bottom of the Stock Order and Certification Form. To withdraw from an account with checking privileges, please write a check. Seneca Falls Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn, which means that you may not withdraw these funds. Payments will remain in the account(s) earning their respective rate of interest until the stock offering closes.

Item 5 - Please check the appropriate box to tell us the earliest of the dates that applies to you, or if not applicable, if you are a member of the local community or the general public.

Item 6 - Please check this box if you are a director, officer or employee of Seneca Falls Savings Bank, or a member of such person’s household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. (“NASD”) affiliation (as defined on the reverse side of the Stock Order and Certification Form.)

Item 8 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account numbers. You should list any other qualifying accounts that you may have or had with Seneca Falls Savings Bank in the box located under the heading “Additional Qualifying Accounts.” These may appear on other Stock Order and Certification Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest date that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfer to Minor’s Act and/or the Uniform Gift to Minors Act, the minor must have had a deposit account on one of the two dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation’s deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Seneca-Cayuga Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or call the Stock Information Center at (315) 568-1175. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

NOTE: The order form is to be received (not postmarked) at 60 Fall Street, Seneca Falls, New York 13148, or at any of our branch offices or in the post office box on the stock order return envelope, by the end of the subscription offering on June XX, 2006 at 12:00 p.m., New York Time.

Please be sure to sign the Certification Form on the back of the Stock Order Form.

(See reverse side for Stock Ownership Guide)

Seneca-Cayuga Bancorp, Inc.

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift and Transfer To Minors Acts - For residents of New York and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the minor, with the abbreviation followed by the notation UTMA-NY or UGMA-Other State. Print the first name, middle initial and last name of the custodian on the second name line followed by abbreviation “CUST.” List only the minor’s social security number.

Corporation/Partnership - Corporations/partnerships may purchase stock. Please provide the corporation/partnership’s legal name and Tax I.D. number. To have depositor rights, the corporation/partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual retirement account (“IRA”) holders may make stock purchases from their deposits through a prearranged “trustee-to-trustee” transfer. Stock may only be held in a self-directed IRA. IRA’s at Seneca Falls Savings Bank are not self-directed. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option. Establishing a self-directed IRA and completing a “trustee-to-trustee” transfer can frequently require a couple of weeks.

Registration for IRAs:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME IRA account # .
Address will be that of the broker/trust department to where the stock certificate will be sent.
The social security/tax I.D. number(s) will be either yours or your trustees, as they direct.
Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See reverse side for Stock Order Form Instructions)